                                                                       EX. 10.60


                                    SUBLEASE



                                 by and between



                       ACTION PERFORMANCE COMPANIES, INC.,
                             an Arizona corporation

                                    "LESSOR"




                                       and




                      INTEGRATED INFORMATION SYSTEMS, INC.,
                             a Delaware corporation

                                    "LESSEE"







                                 March 28, 2000

                                TABLE OF CONTENTS

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1.  BASIC LEASE PROVISIONS.................................................     1

2.  PRIME LEASE............................................................     2

3.  SUBLEASE...............................................................     2

4.  TERM...................................................................     2

5.  ACCESS FROM AND AFTER EXECUTION OF SUBLEASE UNTIL THE COMMENCEMENT DATE     3

6.  FIRST FLOOR RETAINED PREMISES EXPANSION RIGHT..........................     3

7.  SURRENDER OF FIRST FLOOR RETAINED PREMISES.............................     3

8.  SECOND FLOOR RETAINED PREMISES EXPANSION RIGHT.........................     3

9.  SURRENDER OF SECOND FLOOR RETAINED PREMISES............................     4

10. RELEASE OF LESSOR......................................................     4

11. POSSESSION.............................................................     4

12. LESSEE'S USE...........................................................     5

13. RENT...................................................................     5

14. ADDITIONAL RENT........................................................     6

15. LESSEE'S OBLIGATIONS...................................................     6

16. QUIET ENJOYMENT........................................................     6

17. LESSEE'S INSURANCE.....................................................     7

18. ASSIGNMENT OR SUBLETTING...............................................     7

19. RULES..................................................................     8

20. REPAIRS AND COMPLIANCE.................................................     8

21. FIRE OR CASUALTY OR EMINENT DOMAIN.....................................     8

22. ALTERATIONS............................................................     8

23. SURRENDER..............................................................     9

24. REMOVAL OF LESSEE'S PROPERTY...........................................     9

25. HOLDING OVER...........................................................     9

26. ENCUMBERING TITLE......................................................    10

27. INDEMNITY..............................................................    10

28. LESSOR'S RESERVED RIGHTS...............................................    13

29. DEFAULTS...............................................................    13

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                              PAGE

30. REMEDIES...............................................................    14

31. SECURITY DEPOSIT.......................................................    14

32. NOTICES AND CONSENTS...................................................    14

33. PROVISIONS REGARDING SUBLEASE..........................................    15

34. ADDITIONAL SERVICES....................................................    16

35. BROKERAGE..............................................................    16

36. FORCE MAJEURE..........................................................    16

37. SIGNAGE................................................................    16

38. PARKING................................................................    17

39. MISCELLANEOUS..........................................................    17

40. HAZARDOUS MATERIALS....................................................    19

41. ESTOPPEL CERTIFICATE...................................................    20

42. ATTORNEYS' FEES........................................................    20

                                    SUBLEASE


         THIS SUBLEASE ("Sublease") is made and entered into as of the first day of March 28, 2000, by and between ACTION PERFORMANCE COMPANIES, INC., an Arizona corporation ("Lessor") and INTEGRATED INFORMATION SYSTEMS, INC., a Delaware corporation ("Lessee").


1.       BASIC LEASE PROVISIONS.


         A. Building Property Address: 1480 South Hohokam Drive, Tempe, Arizona 85281.

         B. Lessee's Address (for notices): 1560 West Fountainhead Parkway, Suite 200, Tempe, Arizona 85282, Attn: General Counsel.

         C. Lessor's Address (for notices): 4707 East Baseline Road, Phoenix, Arizona 85034, Attn: Chief Financial Officer.

         D. Prime Lessor: H-B TEMPE, L.L.C.

         E. Prime Lessor's Address (for notices): 4636 East University Drive, Suite 265, Phoenix, Arizona 85034, Attn: Property Manager.

         F. Identification of Prime Lease and all Amendments thereto: Lease dated June 28, 1999 by and between H-B TEMPE, L.L.C., an Arizona limited liability company, as Lessor, and ACTION PERFORMANCE COMPANIES, INC., an Arizona corporation, as Lessee.

         G. Commencement Date: The later to occur of (i) Prime Lessor's written consent to this Sublease, or (ii) April 1, 2000.

         H. Expiration Date: 11:59 p.m. on October 30, 2009.

         I. Base Rent: See Exhibit D attached to this Sublease.

         J. Payee of Rent: Prime Lessor for the account of Lessor.

         K. Address for Payment of Rent: 4707 East Baseline Road, Phoenix, Arizona 85034, Attn: Accounts Receivable.


         L. Description of Premises: Portions of the first and second floors of the building (the "Building") consisting of approximately 36,285 of the approximate 65,018 rentable square feet of the Building, all as depicted on the Floor Plan attached to this Sublease as Exhibit A, subject to Lessor's retention of the "Retained Premises" and identified on Exhibit B.

         M. Lessee's Use: General office use and for any other purpose permitted under the Prime Lease.

         N. Security Deposit: $43,844.00

         2. PRIME LEASE. Lessor is the Lessee under a Prime Lease (the "Prime Lease") with the Prime Lessor identified in Section 1(D), bearing the date specified in Section 1(F). Lessor represents and warrants that (a) Lessor has delivered to Lessee a full and complete copy of the Prime Lease and all other agreements between Prime Lessor and Lessor relating to the leasing, use, and occupancy of the Premises, which Prime Lease and other agreements are attached as Exhibit E hereto, (b) the Prime Lease is, as of the date hereof and as of the Commencement Date, in full force and effect, and (c) as of the date hereof and as of the Commencement Date there exist no material defaults under the Prime Lease. Lessor and Lessee acknowledge and agree that the consent of the Prime Lessor to this Sublease is required under the terms of Paragraph 16 of the Prime Lease.

         3. SUBLEASE.

         A. Lessor, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Lessee to be performed, hereby subleases to the Lessee, and the Lessee accepts from the Lessor, that certain space described in Section 1 (L) (the "Premises") and located in the Building, situated on and a part of the property (the "Property") described in Section 1(A). Lessor and Lessee acknowledge and agree that the Base Rent set forth in Section 1(I) is based upon the Premises containing the rentable square footage set forth in Section 1(L). Neither Lessor nor Lessee has caused the precise rentable square footage of the Premises to be measured, but rather Lessor and Lessee have stipulated to the rentable square footage of the Premises as set forth in Section 1(L).

         B. Lessee acknowledges and agrees that the Premises include certain common areas within the Building including, without limitation, lobbies, hallways, elevators, stairs and restroom facilities, and Lessee grants to Lessor the nonexclusive right to use, in common with Lessee such common areas. In addition, Lessee grants to Lessor the nonexclusive right to use, in common with Lessee the certain agreed upon portions of the Data Center as depicted on the attached Exhibit F.

         C. Lessor and Lessee acknowledge and agree that the Premises constitute less than the entire premises leased by Lessor from the Prime Lessor pursuant to the Prime Lease (the "Prime Lease Premises"). For convenience, those portions of the Prime Lease Premises not subleased by Lessor to Lessee are referred to in this Sublease as the "First Floor Retained Premises" and "Second Floor Retained Premises" or collectively, the "Retained Premises" as depicted on the Floor Plan attached to this Sublease as Exhibit B.

         4. TERM. The term of this Sublease (the "Term") shall commence on the date (the "Commencement Date") specified in Section 1(G) and shall expire on the date (the "Expiration Date") specified in Section 1(H), unless sooner terminated as otherwise provided elsewhere in this Sublease. Provided Lessor shall be released from all liability under the Prime Lease by Prime Lessor, Lessee shall have and is hereby granted the option, pursuant to Exhibit E of the

Prime Lease and subject to the terms and conditions contained therein, to extend the Term for up to two (2) consecutive terms of five (5) years each.

         5. ACCESS FROM AND AFTER EXECUTION OF SUBLEASE UNTIL THE COMMENCEMENT DATE. Lessee shall have access to the Premises from and after the execution of this Sublease until the Commencement Date (the "Access Period") for purposes of constructing certain improvements, preparing the Premises for its intended use and, should such preparations be completed prior to the Commencement Date, actual occupation of the Premises, subject to all of the terms and conditions of this Sublease except that Lessee shall have no obligation to pay the Rent (as defined below) until the Commencement Date. Lessee's right to possession of the Premises during the Access Period shall not be exclusive as to Lessor and the parties shall cooperate and coordinate with each other to insure the efficient and timely completion of any tenant improvements which Lessee, with Lessor's and Prime Lessor's consent (as required), shall require for its use and occupation of the Premises. Lessee shall require that any and all contractors in the Premises during the Access Period shall be insured and shall carry policies of general commercial liability and workmen's compensation in form and amounts reasonably acceptable to Lessor. Lessee shall furnish to Lessor and Lessor shall approve of all certificates of insurance evidencing each contractor's insurance coverage prior to such contractor's access to the Premises. Subject to Section 27 below, Lessee shall indemnify, protect, defend and hold Lessor harmless for, from and against all claims, actions, liens, damages, losses, causes, liabilities and expenses including, without limitation, reasonable attorney's, accountant's and investigator's fees and court costs (collectively, the "Claims"), arising in whole or in part from any activity, work or thing done, permitted or suffered to be done by Lessee, its contractors, licensees, invitees, employees and agents in or on the Premises during the Access Period, except to the extent such claims arise from the negligent acts or omissions of Lessor, its contractors, licensees, invitees, employees and agents.

         6. FIRST FLOOR RETAINED PREMISES EXPANSION RIGHT. Provided that: (i) an Event of Default by Lessee has not occurred and is continuing at the time of the delivery of the Expansion Notice and at the time the First Floor Retained Premises becomes a part of the Premises; and (ii) Lessee is fully occupying the Premises, Lessee shall have and is hereby granted an option to lease the First Floor Retained Premises commencing no earlier than October 1, 2000 and terminating on the Expiration Date (the "First Floor Retained Premises Expansion Right"). If Lessee desires to exercise its option to lease the First Floor Retained Premises, it must give Lessor written notice of its intent to do so (the "First Floor Expansion Notice") no later than three (3) months prior to the date upon which it intends to take possession of the First Floor Retained Premises. Effective as of the date the First Floor Retained Premises becomes a part of the Premises, the Base Rent shall be as specified in Exhibit D.

         7. SURRENDER OF FIRST FLOOR RETAINED PREMISES. Lessor may, upon three
(3) months notice to Lessee, surrender possession of the First Floor Retained Premises to Lessee. Effective as of the date the First Floor Retained Premises becomes a part of the Premises, the Base Rent shall be as specified in Exhibit D.

         8. SECOND FLOOR RETAINED PREMISES EXPANSION RIGHT. Provided that: (i) an Event of Default by Lessee has not occurred and is continuing at the time of the delivery of the Expansion Notice and at the time the Second Floor Retained Premises becomes a part of the Premises; and (ii) Lessee is fully occupying the Premises, Lessee shall have and is hereby granted an option to lease the Second Floor Retained Premises (the "Second Floor Retained Premises Expansion Right"). If Lessee desires to exercise its option to lease the Second Floor Retained Premises, it must give Lessor written notice of its intent to do so (the " Second Floor Expansion Notice") no later than thirty (30) days prior to the date upon which it intends to take possession of the Second Floor Retained Premises. Effective as of the date the Second Floor Retained Premises becomes a part of the Premises, the Base Rent shall be as specified in Exhibit D.

         9. SURRENDER OF SECOND FLOOR RETAINED PREMISES. Lessor may, upon thirty
(30) days notice to Lessee, surrender possession of the Second Floor Retained Premises to Lessee. Effective as of the date the Second Floor Retained Premises becomes a part of the Premises, the Base Rent shall be as specified in Exhibit D.

         10. RELEASE OF LESSOR. Upon the taking of possession by Lessee of the Retained Premises and thereafter, during the Term, Lessee shall use its commercially reasonable efforts to obtain agreement from the Prime Lessor to enter into a new lease between Lessee and Prime Lessor and to release Lessor from all liability under the Prime Lease. Upon Lessor's written request, Lessee shall deliver to Lessor all applications, requests, correspondence and other documents delivered to Prime Lessor from time to time that evidence or confirm Lessee's efforts to obtain Lessor's release of such liability and Lessee agrees to provide to Lessor a report summarizing Lessee's efforts to obtain the release. At such time as Lessee has entered into a lease with Prime Lessor for a lease of the Premises and the Prime Lessor has released Lessor from liability under the Prime Lease, this Sublease shall terminate.

         11. POSSESSION.

         A. Lessor shall provide the Premises to Lessee and Lessee accepts the Premises in their current "as is" condition, Lessee acknowledging that Lessor makes no representations or warranties concerning the condition of the Premises including, without limitation, those relating to the structure of the Premises, systems and components thereof and/or the presence of patent or latent defects and that Lessor has no obligation to construct, remodel, improve, repair, decorate or paint the Premises or any improvement thereon or a part thereof. Lessee represents and warrants to Lessor that it has inspected the Premises prior to the execution of this Sublease, that it is relying on its own inspections in executing this Sublease and not on any statement, representation or warranty of Lessor, its agents or employees and as a material inducement to Lessor executing this Sublease, subject to Section 39H, latent defects and
Section 27 below, Lessee hereby releases Lessor for, from and against any and all claims, demands, losses, liabilities, costs and expenses (including reasonable attorneys' fees) incurred or sustained by Lessee with respect to the condition of the Premises.

         B. Lessor and Lessee acknowledge and agree that this Sublease relates only to Lessee's use and occupancy of the Premises and does not extend to the use of any furniture, fixtures, equipment, computer or telephone systems or other personal property located within the Premises (the "Lessor's Other Property"). Lessee's right to use Lessor's Other Property shall be set forth, if at all, in a separate written agreement between Lessor and Lessee.

         12. LESSEE'S USE. The Premises shall be used and occupied only for the Lessee's Use set forth in Section 1(M). Lessee shall not use or occupy the Premises nor permit anything to be done in or on the Premises which will constitute a public or private nuisance and Lessee shall not use or occupy or permit the Premises to be used or occupied in any manner which will violate any laws or any of the terms, covenants and provisions of the Prime Lease, including the rules and regulations attached to the Prime Lease, if any.

         13. RENT.

         A. Beginning on the Commencement Date, Lessee agrees to pay via wire transfer the Base Rent set forth in Section 1(I) to the Prime Lessor specified in Section 1(D), at the address specified in the Prime Lease, or to such other payee or at such other address as may be designated by notice in writing from Prime Lessor to Lessee and Lessor, without prior demand therefor and except as expressly set forth in this Sublease, without any deduction, setoff or abatement whatsoever. Base Rent shall be paid in equal monthly installments in advance on the first day of each month of the Term, except that the first installment of Base Rent shall be paid by Lessee to Prime Lessor upon execution of this Sublease by Lessee. Lessee shall provide Lessor with written proof of the timely payment of Rent under this Sublease within three (3) business days after the payment of such sums are due and payable. Base Rent shall be pro-rated for partial months at the beginning and end of the Term. All charges, costs and sums required to be paid by Lessee under this Sublease in addition to Base Rent shall be deemed "Additional Rent," and Base Rent and Additional Rent shall hereinafter collectively be referred to as "Rent." Except as may be otherwise provided herein, Lessee's covenant to pay Rent shall be independent of every other covenant in this Sublease.

         B. If Rent is not paid when due, which failure is not cured within three (3) days after written notice thereof by Lessor to Lessee, such delinquent Rent shall thereafter bear interest at the rate of twelve percent (12%) per annum. In addition, if any installment of Base Rent or Additional Rent is not paid when due, which failure continues for ten (10) days, a late charge equal to five percent (5%) of such overdue amount or Two Hundred Fifty and No/100 Dollars ($250.00), whichever is greater, shall be due and payable. Lessee acknowledges that such late charge represents a fair and reasonable estimate of the administrative costs Lessor will incur by reason of late payments by Lessee. The provisions of this Section providing for the assessment of interest and/or a late charge shall not be deemed to authorize or grant to Lessee an option for the late payment of Base Rent or Additional Rent and shall not prevent Lessor from exercising the rights and remedies available to Lessor in the event of delinquent payments.

         C. In addition to the Base Rent and Additional Rent payable under this Sublease, Lessee shall pay to Prime Lessor, upon receipt of invoices with supporting documentation from Prime Lessor, together with its installments of Base Rent and Additional Rent, as applicable, an amount equal to any governmental sales, rental, occupancy, excise, use or transaction privilege taxes assessed upon Lessor with respect to the amounts paid by Lessee to Prime Lessor under this Sublease. Lessee shall indemnify, defend and hold Lessor harmless for, from and against any and all claims, demands, losses, liabilities and expenses (including reasonable attorneys' fees) arising from or relating to a breach or default of Lessee's obligations hereunder.

         D. Lessee agrees to pay Base Rent and any fixed, recurring amounts, including impounds that may become payable during the Term, via an automatic clearing house account established and maintained through Lessee's main corporate bank account at Imperial Bank of Phoenix, Arizona. All automatic clearing house payments shall be made without the requirement of any action on Lessee's part on the first day of each month of the Term to an account with Norwest Bank to be designated by Landlord.

         14. ADDITIONAL RENT. Lessor and Lessee acknowledge that Lessor is obligated to pay additional rent under the Prime Lease for taxes, operating expenses, insurance, common area maintenance charges and other expenses incurred in connection with the Property (hereinafter "Additional Rent"). Lessor and Lessee agree that Lessee shall pay all Additional Rent under the Prime Lease subject to reimbursement by Lessor for its proportionate share of such Additional Rent. To the extent any Additional Rent is or becomes payable to Prime Lessor directly under the terms of the Prime Lease, Lessor and Lessee agree to pay such amounts directly to Prime Lessor. In the event any such Additional Rent shall remain payable directly by Lessor after the Commencement Date, Lessor shall be entitled to reimbursement by Lessee for Lessee's proportionate share of such sums. Lessor's proportionate share is calculated by dividing the rentable area of the First Floor Retained Premises and Second Floor Retained Premises (as applicable) by the rentable area of the premises leased by Lessor pursuant to the Prime Lease. In the event the rentable area of the First Floor Retained Premises or Second Floor Retained Premises or the area of the premises leased pursuant to the Prime Lease shall be changed during the Term, then Lessee's proportionate share shall be recalculated. Lessee's proportionate share is calculated by dividing the rentable area of the Premises and by the rentable area of the premises leased by Lessor pursuant to the Prime Lease.

         15. LESSEE'S OBLIGATIONS. Lessee shall be responsible for, and shall pay prior to delinquency the following:

         A. To the extent not provided by Prime Lessor and subject to reimbursement by Lessor for its proportionate share of such costs, all utility consumption costs, including without limitation, telephone, trash removal, cable television and other charges incurred in connection with the Premises and Retained Premises.

         B. All maintenance, repairs and replacements as to the Premises and Lessee's fixtures and equipment therein, to the extent Lessor is obligated to perform the same under the Prime Lease.

         16. QUIET ENJOYMENT. Lessor represents and warrants that it has full power and authority to enter into this Sublease, subject to the consent of the Prime Lessor as described in Section 2 above. So long as Lessee is not in default in the performance of its covenants and agreements in this Sublease, Lessee's quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Lessor or by any person claiming by, through, or under Lessor, subject, however, to the provisions of this Sublease. In addition, Lessee acknowledges that Lessor is not obligated to furnish to Lessee any services under this Sublease and that any services to be furnished to the Premises, shall be furnished by the Prime Lessor subject to and in accordance with the provisions of the Prime Lease. As such, Lessor shall have no liability to Lessee and Lessee hereby releases Lessor for, from and against any claims, demands, judgments, losses, liabilities, costs and expenses (including reasonable attorneys' fees) incurred or sustained by Lessee as a result of the failure by the Prime Lessor to furnish to the Premises the services described in the Prime Lease. In this regard, Lessor hereby assigns to Lessee all of its rights against the Prime Lessor under the Prime Lease with respect to the provision of services to the Premises and agrees that, if such assignment is not effective, Lessor will, at Lessee's sole cost and expense, use reasonable efforts to obtain from Prime Lessor such services to the Premises.

         17. LESSEE'S INSURANCE. Lessee shall procure and maintain, at its own cost and expense, such insurance as is required to be carried by Lessor under the Prime Lease, naming Lessor, as well as Prime Lessor, as additional insureds. If the Prime Lease requires Lessor to insure leasehold improvements or alterations, then Lessee shall insure such leasehold improvements which are located in the Premises, as well as alterations in the Premises, made by Lessee. Lessee shall furnish to Lessor a certificate of Lessee's insurance required hereunder not later than the Commencement Date. No such policy shall be cancelable or subject to reduction of coverage or other modification without the prior written consent of Lessor. Lessee shall within thirty (30) days of the expiration of any such policies, furnish to Lessor renewals or "binders" thereof. If Lessee shall fail to procure and maintain any insurance required to be maintained by it pursuant to the terms of the Prime Lease, Lessor may, but shall not be required to, procure the same at Lessee's expense.

         18. ASSIGNMENT OR SUBLETTING.

         A. Lessee shall not (i) assign, convey or mortgage this Sublease or any interest under it; (ii) allow any transfer thereof or any lien upon Lessee's interest by operation of law; (iii) further sublet the Premises or any part thereof; or (iv) permit the occupancy of the Premises, or any part thereof by anyone other than Lessee, without the prior written consent of Lessor and Prime Lessor, which consent Lessor shall not unreasonably withhold, condition or delay. Lessee shall be solely responsible for obtaining the consent of Prime Lessor under the Prime Lease. Any cost of obtaining Prime Lessor's consent shall be borne by Lessee.

         B. No permitted assignment shall be effective and no permitted sublease shall commence unless and until any default by Lessee hereunder shall have been cured. No permitted assignment or subletting shall relieve Lessee from Lessee's obligations and agreements hereunder and Lessee shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made.

         C. If Lessee wishes at any time to assign this Sublease or further sublet the Premises, it shall first notify Lessor of its wish to do so and shall submit in writing to Lessor such financial and other information as Lessor may reasonably request concerning the proposed sublessee or assignee. Lessee's failure to comply with the provisions of this Section 18(C) shall entitle Lessor to withhold its consent to the proposed assignment or subletting.

         D. If Lessor consents to an assignment, sublease or other transfer by Lessee of all or any portion of Lessee's interests under this Sublease or the Premises, Lessee shall execute and deliver to Lessor and cause the transferee to execute and deliver to Lessor an instrument in a form and substance reasonably acceptable to Lessor setting forth its written assumption of this

Sublease (in the event of an assignment) or its acknowledgement that its sublease is subject and subordinate to the terms of this Sublease and the Prime Lease.

         E. If Lessor consents to an assignment, sublease or other transfer by Lessee of this Sublease or the Premises, Lessee shall pay or cause to be paid to Lessor an administrative fee of not less than Five Hundred and No/100 Dollars ($500.00) to reimburse Lessor for administrative, legal, accounting and other expenses incurred by Lessor.

         19. RULES. Lessee agrees to comply with all rules and regulations that Prime Lessor has made or may hereafter from time to time make for the Building. Lessor shall not be liable in any way for damage caused by the non-observance by any other sublessee of similar covenants or of such rules and regulations.

         20. REPAIRS AND COMPLIANCE.

         A. Lessee shall promptly pay for the repairs set forth in Section 15(B) and Lessee shall, at Lessee's own expenses, comply with all laws and ordinances, and all orders, rules and regulations of all governmental authorities and of all insurance bodies and their fire prevention engineers at any time in force, applicable to the Premises. Lessor and Lessee acknowledge and agree that Lessor shall not be obligated to make any maintenance, repairs or replacements to the Premises, and Lessee shall look solely to the Prime Lessor for the maintenance, repair and replacements that may be necessary to the Premises. For this purpose, Lessor hereby assigns to Lessee all of its rights against the Prime Lessor under the Prime Lease with respect to maintenance, repair and replacement of the Premises, and agrees that if such assignment is not effective, Lessor will, at Lessee's sole cost and expense, use reasonable efforts to obtain from Prime Lessor performance of such maintenance, repair and/or replacement obligations.

         21. FIRE OR CASUALTY OR EMINENT DOMAIN. In the event of a fire or other casualty affecting the Building or the Premises, or of a taking of all or a part of the Building or Premises, under the power of eminent domain, Lessor shall not exercise any right which may have the effect of terminating the Prime Lease without first obtaining the prior written consent of Lessee. In the event Lessor is entitled, under the Prime Lease, to rent abatement as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, then Lessee shall be similarly entitled to rent abatement. If the Prime Lease imposes on Lessor the obligation to repair or restore leasehold improvements or alterations, Lessee shall be responsible for repair or restoration of leasehold improvements or alterations to the Premises and Lessee shall apply any insurance proceeds resulting from the loss to repair and restore such leasehold improvements and alterations. Lessor and Lessee acknowledge and agree that Lessor shall not be obligated to perform any repair or restoration to the Premises, following the occurrence of a casualty event or the exercise of the power of eminent domain. For such matters, Lessee shall look solely to the Prime Lessor and Lessor hereby assigns to Lessee all of its rights against the Prime Lessor under the Prime Lease with respect to the repair or restoration of the Premises, as a result of a casualty or the exercise of power of eminent domain, and agrees that, if such assignment is not effective, Lessor, at Lessee's sole cost and expense, will use reasonable efforts to cause Prime Lessor to repair or restore the Premises.

         22. ALTERATIONS. Lessee shall not make any alterations in or additions to the Premises ("Alterations") without the prior written consent of Lessor and Prime Lessor, which consent Lessor shall not unreasonably withhold, condition or delay. Lessee shall be solely responsible for obtaining the consent of Prime Lessor, if such consent is required under the Prime Lease. If Alterations by Lessee are permitted or consented to as aforesaid, Lessee shall comply with all of the covenants of Lessor contained in the Prime Lease pertaining to the performance of such Alterations. In addition, Lessee shall indemnify, defend and hold harmless Lessor for, from and against liability, loss, cost, damage, liens and expense imposed on Lessor arising out of the performance of Alterations by Lessee, except to the extent same is caused by the negligent acts or omissions of Lessor.

         23. SURRENDER. Upon the expiration of this Sublease, or upon the termination of the Sublease or of the Lessee's right to possession of the Premises, Lessee will at once surrender and deliver up the Premises, together with all improvements thereon, to Lessor in good condition and repair, reasonable wear and tear and, subject to Section 21 of this Sublease, casualty damage excepted; conditions existing because of Lessee's failure to perform maintenance, repairs or replacements as required of Lessee under this Sublease shall not be deemed "reasonable wear and tear." Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment and other articles of personal property used in the operation of the Premises (as distinguished from operations incident to the business of Lessee). Lessee shall surrender to Lessor all keys to the Premises, and make known to Lessor the combination of all combination locks which Lessee is permitted to leave on the Premises. All Alterations in or upon the Premises made by Lessee shall become a part of and shall remain upon the Premises, upon such termination without compensation, allowance or credit to Lessee; provided, however, Lessee shall remove any Alterations made by Lessee, or portion thereof to the extent Lessor may be required to do so by Prime Lessor. If Prime Lessor requires removal of any Alteration made by Lessee, or a portion thereof, and Lessee does not make such removal in accordance with this Section, Lessor may remove the same (and repair any damage occasioned thereby), and dispose thereof, or at its election, deliver the same to any other place of business of Lessee, or warehouse the same. Lessee shall pay the reasonable costs of such removal, repair, delivery and warehousing within ten (days) following receipt of Lessor's documented invoice therefor.

         24. REMOVAL OF LESSEE'S PROPERTY. Upon the expiration of this Sublease, Lessee shall remove Lessee's articles of personal property incident to Lessee's business ("Trade Fixtures"); provided, however, to the extent Lessor is required to do so under the Prime Lease, Lessee shall repair any injury or damage to the Premises, which may result from such removal. If Lessee does not remove Lessee's Trade Fixtures from the Premises, prior to the expiration or earlier termination of the Term, Lessor may, at its option, remove the same (and repair any damage occasioned thereby) and dispose thereof or deliver the same to any other place of business of Lessee, or warehouse the same, and Lessee shall pay the reasonable cost of such removal, repair, restoration, delivery or warehousing to Lessor within ten (10) days following receipt of Lessor's documented invoice therefor. Lessee shall pay, prior to delinquency, directly to the appropriate taxing authorities, any personal property taxes levied or assessed against Lessee's Trade Fixtures.

         25. HOLDING OVER. Lessee shall have no right to occupy the Premises, or any portion thereof after the expiration of this Sublease or after termination of this Sublease or of Lessee's right to possession as a result of an Event of Default hereunder. In the event Lessee or any party claiming by, through or under Lessee holds over, Lessor may exercise any and all remedies available to it at law or in equity to recover possession of the Premises, and to recover damages. For each and every month or partial month that Lessee or any party claiming by, through or under Lessee remains in occupancy of all or any portion of the Premises, after the expiration of this Sublease or after termination of this Sublease or Lessee's right to possession, Lessee shall pay, as minimum damages and not as a penalty, an amount equal to the sum of monthly rental at a rate equal to double the rate of Base Rent and Additional Rent, if any, payable by Lessee hereunder immediately prior to the expiration or other termination of this Sublease or of Lessee's right to possession. The acceptance by Lessor of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over.

         26. ENCUMBERING TITLE. Lessee shall not do any act which shall in any way encumber the title of Prime Lessor in and to the Building or the Property, nor shall the interest or estate of Prime Lessor or Lessor be in any way subject to any claim by way of lien or encumbrance, whether by operation of law by virtue of any express or implied contract by Lessee, or by reason of any other act or omission of Lessee. Any claim to, or lien upon, the Premises, the Building or the Property arising from any act or omission of Lessee shall accrue only against the subleasehold estate of Lessee and shall be subject and subordinate to the paramount title and rights of Prime Lessor in and to the Building and the Property and the interest of Lessor in the premises leased pursuant to the Prime Lease. Without limiting the generality of the foregoing, Lessee shall not permit the Premises, the Building or the Property to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Lessee or claimed to have been furnished to Lessee in connection with work of any character performed or claimed to have been performed on the Premises by, or at the direction or sufferance of, Lessee, provided, however, that if so permitted under the Prime Lease, Lessee shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Lessee shall give to Prime Lessor and Lessor such security as may be deemed satisfactory to them to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of the Premises, the Building or the Property by reason of nonpayment thereof, provided further, however, that on final determination of the lien or claim of lien, Lessee shall immediately pay any judgment rendered, with all property costs and charges, and shall have the lien released and any judgment satisfied.

         27. INDEMNITY.

         A. Indemnification. To the fullest extent permitted by law, each party hereto ("Party") will, at said Party's sole cost and expense, indemnify the other Party (a Party for all purposes of this Section 27 to be defined as set forth in Section 27(c) below) against all Claims arising from (i) any Personal Injury, Bodily Injury or Property Damage whatsoever occurring in or at the Premises, the Retained Premises, the Building and/or the Property, except to the extent caused by the negligence and/or a breach of this Sublease by the other Party; (ii) any Bodily Injury to an employee of a Party arising out of and in the course of employment of the employee and occurring anywhere in the Property, except to the extent caused by the negligence and/or a breach of this Sublease by the other Party; (iii) the use or occupancy, or manner of use or occupancy, or conduct or management of the Premises, or any Retained Premises, or of any business therein; (iv) subject to the waiver of subrogation provisions of this Sublease, any act, error, omission or negligence of any of the Parties in, on or about the Premises, the Retained Premises, the Building and/or the Property, except to the extent caused by the negligence and/or a breach of this Sublease by the other Party; (v) the conduct of a Party's business; (vi) any alterations, activities, work or things done, omitted, permitted or allowed by Parties in, at or about the Premises, the Retained Premises, the Building and the Property, including the violation of or failure to comply with, or the alleged violation of or alleged failure to comply with any applicable laws, statutes, ordinances, standards, rules, regulations, orders, or judgments in existence on the date of the Sublease or enacted, promulgated or issued after the date of this Sublease including hazardous materials laws; (vii) any breach or default by a Party in the full and prompt payment of any amount due under this Sublease, any breach, violation or nonperformance of any term, condition, covenant or other obligation of a Party under this Sublease, or any misrepresentation made by a Party or any guarantor of a Party's obligations in connection with this Sublease provided, however, that neither Party shall be liable for special or consequential damages; (viii) all damages sustained by a Party as a result of any holdover by the other Party in the Premises or any Retained Premises provided, however, that neither Party shall be liable for special or consequential damages; or (ix) any matter enumerated in Section 27(B) below.

         B. Waivers. To the fullest extent permitted by law, each Party waives all Claims against the other Party arising from the following: (i) any Personal Injury, Bodily Injury, or Property Damage occurring in or at the Premises, the Retained Premises, the Building and/or the Property; (ii) any loss of or damage to property of a Party located in the Premises, the Retained Premises, the Building and/or the Property by theft or otherwise; (iii) any Personal Injury, Bodily Injury, or Property Damage to any Party caused by other lessees of the Property, parties not occupying space in the Property, occupants of property adjacent to the Property, or the public or by the construction of any private, public, or quasi-public work occurring either in the Premises, the Retained Premises, the Building and/or the Property; (iv) any interruption or stoppage of any utility service or for any damage to persons or property resulting from such stoppage; (v) business interruption or loss of use of the Premises, the Retained Premises, the Building and/or the Property; (vi) any latent defect in construction of the Premises; (vii) damages or injuries or interference with a Party's business, loss of occupancy or quiet enjoyment and any other loss resulting from the exercise by the other Party of any right or the performance of any obligations under this Sublease, or (viii) any Bodily Injury to an employee of a Party arising out of and in the course of employment of the employee and occurring anywhere in the Premises, the Retained Premises, the Building or the Property.

         C. Definitions. For purposes of this Section 27: (i) the term "Party" or "Parties" means Lessor and/or Lessee, as applicable, and their respective officers, members, sublessees, shareholders, partners, venturers, parent, subsidiaries, trustees and ancillary trustees and the respective officers, directors, shareholders, members, parents, subsidiaries of any affiliated entities, personal representatives, executors, heirs, assigns, licensees, invitees, beneficiaries, agents, servants, employees and independent contractors of these persons or entities and all persons and entities claiming through any of these persons or entities; (ii) the term "Indemnify" means indemnify, defend (with counsel reasonably acceptable to the indemnified Party) and hold free and harmless for, from and against; (iv) the term "Claims" means all liabilities, claims, damages (including consequential damages), losses, penalties, litigation, demands, causes of action (whether in tort or contract, in law or at equity or otherwise), suits, proceedings, judgments, disbursements, charges, assessments, and expenses (including reasonable attorneys' and experts' fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding); (v) the term "Waives" means that the Lessee Parties waive and knowingly and voluntarily assume the risk of; and (vi) the terms "Bodily Injury", "Personal Injury" and "Property Damage" will have the same meanings as in the form of commercial general insurance policy issued by Insurance Services Office, Inc. most recently prior to the date of the injury or loss in question.

         D. Scope of Indemnities and Waivers. Except as provided in the following sentence, the indemnities and waivers contained in Section 27 will apply regardless of the active or passive negligence or sole, joint, concurrent, or comparative negligence of any of the Parties, and regardless of whether liability without fault or strict liability is imposed or sought to be imposed on any of the Parties. The indemnities and waivers contained in Section 27 will not apply to the extent of the percentage of liabilities that a final judgment of a court of competent jurisdiction establishes under the comparative negligence principles of the State of Arizona, that a Claim against a Party was proximately caused by the willful misconduct or negligence of that Party, provided, however, that in such event the indemnity or waiver will remain valid for all other Parties.

         E. Obligations Independent of Insurance. The indemnification provided in Section 27(A) may not be construed or interpreted as in any way restricting, limiting or modifying Lessee's insurance or other obligations under this Sublease, and the provisions of Section 27(A) are independent of Lessee's insurance and other obligations. Lessee's compliance with the insurance requirements and other obligations under this Sublease does not in any way restrict, limit or modify Lessee's indemnification obligations under this Sublease.

         F. Survival. The provisions of this Section 27 will survive the expiration or earlier termination of this Sublease until all Claims against any Parties involving any of the indemnified or waived matters are fully and finally barred by the applicable statutes of limitations.

         G. Duty to Defend. A Party's duty to defend the other Party is separate and independent of a Party's duty to Indemnify a Party. A Party's duty to defend includes Claims for which the other Party may be liable without fault or may be strictly liable. A Party's duty to defend applies regardless of whether issues of negligence, liability, fault, or default have been determined. A Party's duty to defend applies immediately, regardless of whether the Parties have paid any sums or incurred any detriment arising out of or relating, directly or indirectly, to any Claims. It is the express intention of Lessor and Lessee that a Party will be entitled to obtain summary adjudication regarding the other Party's duty to defend at any stage of any Claim within the scope of this
Section 27.

         H. Waiver of Subrogation. In addition to the waiver of subrogation contained in Section 27(B), each Party hereby waives its rights and the subrogation rights of its insurer against the other Party and any other lessees of space in the Building or the Property, as well as their respective members, officers, employees, agents, authorized representatives and invitees, with respect to any claims including, but not limited to, claims for injury to any persons, and/or damage to the Premises, and/or any fixtures, equipment, personal property, furniture, improvements and/or alterations in or to the Premises, which are caused by or result from (a) risks or damages required to be insured against under a policy of property insurance under this Sublease or under the Prime Lease, or (b) risks and damages which are in fact insured against by one or more property insurance policies maintained by either Party from time to time. It is the intent of the Parties that with respect to any loss from a named peril required to be covered under a policy of property insurance, each Party will look solely to its insurance companies for recovery. Each Party shall obtain from its insurers under each policy required by this Sublease or under the Prime Lease a waiver of all rights of subrogation which such insurers of such Party might otherwise have against the other Party.

         28. LESSOR'S RESERVED RIGHTS. Lessor reserves and shall at any and all reasonable times with reasonable notice have the right to enter the Premises, to inspect the same for the purposes of inspecting the performance by Lessee of the terms and conditions of this Sublease. In addition, Lessor expressly reserves for its benefit a reasonable right of access through, above and below the Premises, to any portion of the Retained Premises by Lessor, including the right to run cabling and wiring. Lessor reserves the right to enter the Premises, at reasonable times to post notices of non-responsibility, to alter, improve or repair the Premises, including making repairs or alterations to the Retained Premises. In exercising the rights reserved by Lessor, Lessor shall use commercially reasonable efforts to not unreasonably interfere with the conduct by Lessee of its business in the Premises, and the exercise by Lessor of its rights pursuant to this Section 28 shall not entitle Lessee to an abatement of Rent unless such exercise materially prevents Lessee from conducting its business operations in the Premises. Nothing in this Section 28 shall be construed as obligating Lessor to perform any repairs, alterations or maintenance to the Premises.

         29. DEFAULTS. Lessee further agrees that the occurrence of any one or more of the following events shall be considered an Event of Default:

         A. Lessee shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Lessee asking reorganization of Lessee under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree of judgment or order shall not have been vacated or stayed or set aside within sixty (60) days from the date of the entry or granting thereof; or

         B. Lessee shall file, or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws now or hereafter amended, or Lessee shall institute any proceedings for relief of Lessee under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

         C. Lessee shall make any assignment for the benefit of creditors or shall apply for a consent to the appointment of a receiver for Lessee or any of the property of Lessee; or

         D. Lessee shall admit in writing its inability to pay its debts as they become due; or

         E. The Premises are levied on by any revenue officer or similar officer; or

         F. A decree or order appointing a receiver of the property of Lessee shall be made and such decree or order shall not have been vacated, stayed or set aside within sixty (60) days from the date of entry or granting thereof; or

         G. Lessee shall abandon the Premises during the Term hereof; or

         H. Lessee shall default in any payment of Rent required to be made by Lessee hereunder when due as herein provided and such default shall continue for three (3) days after notice thereof in writing to Lessee; or

         I. Lessee shall default in securing insurance or in providing evidence of insurance as set forth in Section 17 of this Sublease or shall default with respect to lien claims as set forth in Section 26 of this Sublease and either such default shall continue for five (5) days after notice thereof in writing to Lessee; or

         J. Lessee shall, by its act or omission to act, cause a default under the Prime Lease and such default shall not be cured within the time, if any permitted for such cure under the Prime Lease; or

         K. Lessee shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Lessee, and such default shall continue for twenty (20) days after notice thereof in writing to Lessee, provided that if the nature of Lessee's default is such that more than twenty
(20) days are reasonably required for its cure, then Lessee shall not be deemed in default if Lessee commences such cure within said 20-day period and thereafter diligently prosecutes such cure to completion.

         30. REMEDIES. Upon the occurrence of any one or more Events of Default, Lessor may exercise the rights and remedies available to Lessor at law, in equity, by statute or otherwise and Lessor may exercise any remedy against Lessee which Prime Lessor may exercise for default by Lessor under the Prime Lease. All of the remedies given to Lessor in this Sublease in the event Lessee commits an Event of Default shall be construed and held to be cumulative and no one of them shall be exclusive of the other.

         31. SECURITY DEPOSIT. Upon execution of this Sublease, Lessee shall deposit with Lessor the Security Deposit as specified in Section 1(N) as security for the prompt, full and faithful performance by Lessee of each and every provision of this Sublease and of all obligations of Lessee hereunder. Thereafter, throughout the Term of this Sublease, Tenant shall deposit with Lessor such additional amounts as are necessary to increase the Security Deposit to an amount equal to the monthly Base Rent being paid by Tenant pursuant to the schedule of increases set forth in Exhibit D of this Sublease. If Lessee fails to perform any of its obligations hereunder, Lessor may use, apply, retain or hold any part of the Security Deposit for the payment of: (a) any Base Rent or other sums of money which Lessee may not have paid when due, (b) any sum expended by Lessor on Lessee's behalf in accordance with the provisions hereof,
(c) any sum which Lessor may expend or may be required to expend by reason of Lessee's default hereunder. The use, application or retention of the Security Deposit or any portion thereof, shall not prevent Lessor from exercising any other right or remedy provided by this Sublease or available to Lessor at law or in equity. If Lessee shall fully and faithfully comply with all of the provisions of this Sublease, the Security Deposit, or any balance thereof, shall be returned to Lessee without interest within thirty (30) days of expiration of the Term.

         32. NOTICES AND CONSENTS. All notices, demands, request, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if personally delivered, if sent by United States registered or certified mail, postage prepaid, return receipt requested or if sent by overnight commercial courier service (a) if to Lessee, addressed to Lessee at the address specified in Section 1(B) or at such other place as Lessee may from time to time designate by notice in writing to Lessor, or (b) if for Lessor, addressed to Lessor at the address specified in Section 1(C) or at such other place as Lessor may from time to time designate by notice in writing to Lessee. Each party agrees promptly to deliver a copy of each notice, demand, request, consent or approval from such party to Prime Lessor and promptly to deliver to the other party a copy of any notice, demand, request, consent or approval received from Prime Lessor. Such copies shall be delivered by overnight commercial courier. Notice by a party may be given by legal counsel to such party.

         33. PROVISIONS REGARDING SUBLEASE. Except as specifically provided herein, this Sublease and all the rights of parties hereunder are subject and subordinate to the Prime Lease. Lessee and Lessor (provided Lessee is not then in default under this Sublease) each agree that it will not, by its act or omission to act, cause a default under the Prime Lease. Subject to the terms and conditions of this Sublease and Lessee's prior access pursuant to Section 5 above, Lessor shall be responsible for all Claims under the Prime Lease prior to the Commencement Date and thereafter for all Claims relating to those portions of the Retained Premises of which it is actually in possession. Lessee shall be responsible for all Claims arising from or relating to the Premises following the Commencement Date. In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sublease to enumerate all of the rights and obligations of the various parties under the Prime Lease and specifically to allocate those rights and obligations in this Sublease. Accordingly, in order to afford to Lessee the benefits of this Sublease and of those provisions of the Prime Lease which by their nature are intended to benefit the party in possession of the Premises, and in order to protect Lessor against a default by Lessee which might cause a default or event of default by Lessor under the Prime Lease:

         A. Lessee and Lessor shall pay, when and as due, all base rent, additional rent and other charges payable under the Prime Lease as otherwise set forth herein;

         B. Except as otherwise expressly provided herein, Lessee shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Prime Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Premises. If practicable, Lessee shall perform affirmative covenants which are also covenants of Lessor under the Prime Lease at least five
(5) days prior to the date when Lessor's performance is required under the Prime Lease. Lessor shall have the right to enter the Premises to cure any default by Lessee under this Sublease provided that Lessee is first given written notice and opportunity to cure in accordance with the provisions of this Sublease.

         C. Lessor shall not agree to an amendment to the Prime Lease which might have an adverse effect on Lessee's occupancy of the Premises, or its use of the Premises, for their intended purpose, unless Lessor shall first obtain Lessee's prior written approval thereof which approval may be withheld in Lessee's reasonable discretion; Lessor expressly reserves, however, the right to enter into partial terminations of the Prime Lease with respect to the Retained Premises provided that any portion of the Retained Premises subject to partial termination shall have first been offered to and rejected by Lessee in writing.

         D. Lessor hereby grants to Lessee the right to receive all of the services and benefits with respect to the Premises, which are to be provided by Prime Lessor under the Prime Lease. Lessor shall have no duty to perform any obligations of the Prime Lessor which are, by their nature, the obligation of an owner or manager of real property. For example, Lessor shall not be required to provide the services or repairs which the Prime Lessor is required to provide under the Prime Lease. Lessor shall have no responsibility for or be liable to Lessee for any default, failure or delay on the part of Prime Lessor in the performance or observance by Prime Lessor of any of its obligations under the Prime Lease, nor shall such default by Prime Lessor affect this Sublease or waive or defer the performance of any of Lessee's obligations hereunder except to the extent that such default by Prime Lessor excuses performance by Lessor under the Prime Lease. Notwithstanding the foregoing, the parties contemplate that Prime Lessor shall, in fact, perform its obligations under the Prime Lease and in the event of any default or failure of such performance by Prime Lessor, Lessor agrees that it will, upon notice from Lessee, make demand upon Prime Lessor to perform its obligations under the Prime Lease and, provided that Lessee specifically agrees to pay all reasonable costs and expenses of Lessor and provides Lessor with security reasonably satisfactory to Lessor to pay such costs and expenses, Lessor will take appropriate legal action to enforce the Prime Lease.

         34. ADDITIONAL SERVICES. Lessor shall cooperate with Lessee to cause Prime Lessor to provide services required by Lessee in addition to those otherwise required to be provided by Prime Lessor under the Prime Lease. Lessee shall pay Prime Lessor's charge for such services promptly after having been billed therefor by Prime Lessor or by Lessor. If at any time a charge for such additional services is attributable to the use of such services both by Lessor and by Lessee, the cost thereof shall be equitably divided by Lessor between Lessor and Lessee.

         35. BROKERAGE. Each party warrants to the other that it has had no dealing with any broker or agent in connection with this Sublease and covenants to pay, hold harmless and indemnify the other party for, from and against any and all costs (including reasonable attorneys' fees), expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Sublease or the negotiation thereof on behalf of such party.

         36. FORCE MAJEURE. With the exception of monetary defaults, neither Party shall be deemed in default with respect to any of the terms, covenants and conditions of this Sublease to be performed, if the failure to timely perform same is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages, accidents, causalities, acts of God, acts caused directly by the other Party's agents, employees and invitees or any other cause beyond the reasonable control of the Party whose performance has been delayed.

         37. SIGNAGE. Lessor and Lessee acknowledge and agree that in accordance with the provisions of the Prime Lease, Lessor currently maintains a sign located on the Building above Lessor's leased premises. Lessor grants Lessee the right to install its sign on the exterior of the Building in place of Lessor's sign subject to the Prime Lease, approval of Prime Lessor and Lessee's compliance with all applicable code requirements. To the extent the consent of Prime Lessor under the Prime Lease is necessary for Lessee to install its signage, Lessor grants to Lessee the right to seek such approval.

         38. PARKING. Lessor and Lessee acknowledge and agree that under the Prime Lease Lessor is entitled to the use of two hundred seventy-five (275) vehicle parking spaces on the Property. Parking spaces shall be allocated as follows: Lessor shall be entitled to the use of ninety-nine (99) of the parking spaces, Lessee shall be entitled to the use of one hundred forty-three (143) of the parking spaces, and thirty-three of the parking spaces shall be reserved for Building visitors, all as depicted on Site Plan attached to this Sublease as Exhibit C. Should Lessor surrender the First Floor Retained Premises or Lessee exercise its First Floor Retained Premises Expansion Right, Lessee shall be entitled to an additional sixty-three (63) parking spaces contiguous to Lessee's existing parking spaces. Should Lessor surrender the Second Floor Retained Premises or Lessee exercise its Second Floor Retained Premises Expansion Right, Lessee shall be entitled to an additional thirty-six (36) parking spaces contiguous to Lessee's existing parking spaces.

         39. MISCELLANEOUS.

         A. Entire Agreement, Amendments. This Sublease and any Exhibits and Riders attached hereto and forming a part hereof, set forth all of the covenants, promises, agreements, conditions and understandings between Lessor and Lessee concerning the Premises, and there are no covenants, promises, agreements, representations, warranties, conditions or understandings either oral or written between them other than as contained in this Sublease. Except as otherwise provided in this Sublease, no subsequent alteration, amendment, change or addition to this Sublease shall be binding unless it is in writing and signed by both Lessor and Lessee.

         B. Time is of the Essence. Time is of the essence of each and every term, covenant and condition of this Sublease.

         C. Binding Effect. The covenants and conditions of this Sublease shall, subject to the restrictions on assignment and subletting, apply to and bind the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto.

         D. Recordation. Neither this Sublease nor any memorandum hereof shall be recorded by Lessee. At the sole option of Lessor, Lessee and Lessor shall execute, and Lessor may record, a short form memorandum of this Sublease in form and substance satisfactory to Lessor.

         E. Governing Law. This Sublease and all the terms and conditions thereof shall be governed by and construed in accordance with the laws of the State of Arizona.

         F. Defined Terms and Paragraph Headings. The words "Lessor" and "Lessee" as used in this Sublease shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there is more than one Lessee, the obligations in this Sublease imposed upon Lessee shall be joint and several. The paragraph headings and titles to the paragraphs of this Sublease are not a part of this Sublease and shall have no effect upon the construction or interpretation of any part hereof.

         G. Representations and Warranties of Lessee. Lessee represents and warrants to Lessor as follows:

         1. Lessee has been duly organized, is validly existing, and is in good standing under the laws of its state of incorporation and is qualified to transact business in Arizona. All necessary action on the part of Lessee has been taken to authorize the execution, delivery and performance of this Sublease and of the other documents, instruments and agreements, if any, provided for herein. The persons who have executed this Sublease on behalf of Lessee are duly authorized to do so;

         2. This Sublease constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, subject, however, to bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, general principles of equity, whether enforceability is considered in a proceeding in equity or at law, and to the qualification that certain waivers, procedures, remedies and other provisions of this Sublease may be unenforceable under or limited by applicable law, however, none of the foregoing shall prevent the practical realization to Lessor of the benefits intended by this Sublease;

         3. To the its actual knowledge, there are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving Lessee before any court, arbitrator or administrative or governmental body which might reasonably result in any material adverse change in the contemplated business, condition or operations of Lessee;

         4. To its actual knowledge, Lessee is not, and the execution, delivery and performance of this Sublease and the documents, instruments and agreements, if any, provided for herein will not result in any breach of or default under any other document, instrument or agreement to which Lessee is a party or by which Lessee is subject or bound;

         5. Lessee has or will obtain before or within ninety (90) days following the Commencement Date all required licenses and permits, both governmental and private, relating to the Premises.

         H. Representations and Warranties of Lessor. Lessor represents and warrants to Lessor as follows:

         1. Lessor has been duly organized, is validly existing, and is in good standing under the laws of its state of incorporation and is qualified to transact business in Arizona. All necessary action on the part of Lessor has been taken to authorize the execution, delivery and performance of this Sublease and of the other documents, instruments and agreements, if any,


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
provided for herein. The persons who have executed this Sublease on behalf of Lessor are duly authorized to do so;

         2. To Lessor's actual knowledge, there are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving Lessor before any court, arbitrator or administrative or governmental body which might reasonably result in any material adverse change in the contemplated business, condition or operations of Lessor;

         3. To Lessor's actual knowledge, and subject to Prime Lessor's approval, the execution, delivery and performance of this Sublease and the documents, instruments and agreements, if any, provided for herein, will not result in any breach of or default under the Prime Lease, any other document, instrument or agreement to which Lessor is a party or by which Lessor is subject or bound;

         4. To its actual knowledge, neither Lessor, its contractors, licensees, invitees, employees or agents have disposed or released any hazardous materials on or under the Premises, Retained Premises, Building or Property, except in compliance with the terms and conditions of the Prime Lease and applicable environmental laws.

         I. No Waiver. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Sublease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Sublease or the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

         J. Severability. If any clause or provision of this Sublease is or becomes illegal or unenforceable because of any present or future law or regulation of any governmental body or entity effective during the Sublease Term, the intention of the parties is that the remaining provisions of this Sublease shall not be affected thereby.

         K. Exhibits. If any provision contained in an Exhibit, Rider or Addenda to this Sublease is inconsistent with any other provision of this Sublease, the provision contained in this Sublease shall supersede the provisions contained in such Exhibit, Rider or Addenda, unless otherwise provided.

         L. Fair Meaning. The language of this Sublease shall be construed to its normal and usual meaning and not strictly for or against either Lessor or Lessee. Lessor and Lessee acknowledge and agree that each party has reviewed and revised this Sublease and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Sublease, or any Exhibits, Riders or amendments hereto.

         M. No Merger. The voluntary or other surrender of this Sublease by Lessee or a mutual cancellation of this Sublease shall not work as a merger and shall, at Lessor's option, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Lessor of any or all of such subleases or subtenancies.


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
         40. HAZARDOUS MATERIALS. Neither Lessor nor Lessee shall introduce, release, deposit or store within the Premises any hazardous substances or toxic materials. The provisions of this Section 40 shall not, however, extend to reasonable quantities of hazardous or toxic materials typically and customarily used in connection with first-class office operations, provided that such materials are used and stored in accordance with the codes and ordinances of governmental authorities having jurisdiction and in accordance with any storage requirements set forth on the containers for such materials or substances.

         41. ESTOPPEL CERTIFICATE. Each of Lessee and Lessor shall, whenever requested by the other, without charge and within twenty (20) days after written request, execute, acknowledge and deliver to the other a statement in writing to such Party's actual knowledge and based upon the then current facts as known to such Party, certifying that this Sublease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Sublease, as so modified, is in full force and effect); (b) the dates to which Base Rent and Additional Rent and other charges are paid, (c) that there are not to such parties knowledge, any uncured defaults on the part of the other under this Sublease or specifying such defaults if any are claims, and (d) such other information as may be reasonably requested and as may be factually accurate.

         42. ATTORNEYS' FEES. In the event that it becomes necessary for either Lessor or Lessee to employ an attorney to enforce any of the terms or provisions of this Sublease, the prevailing party shall be entitled to all of its reasonable attorneys' fees and court costs (if any) in connection therewith, the amount to be fixed by the court without a jury.




                           (Signatures on next page.)


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
         IN WITNESS WHEREOF, the parties have executed this Sublease the day and year first above written.

LESSOR:                                    LESSEE:

ACTION PERFORMANCE                         INTEGRATED INFORMATION
COMPANIES, INC., an                        SYSTEMS, INC., an Arizona corporation
Arizona corporation



By: /s/ David Husband                      By: /s/ Craig A. King
   -------------------------------            ----------------------------------
Name: David Husband                        Name: Craig A. King
     -----------------------------              --------------------------------
Its: Chief Financial Officer               Its: Vice President
    ------------------------------             ---------------------------------





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